Exhibit 99.1
Innovative Industrial Properties Reports Third Quarter 2026 Results
$275 Million of Accretive Investment Activity During the Quarter
SAN DIEGO, CA – November 2, 2026 – Innovative Industrial Properties, Inc. (NYSE: IIPR) ("IIP" or the "Company") announced today results for the third quarter ended September 30, 2026.
Executive Chairman Remarks

“We are pleased to report strong earnings with our AFFO per share up 7% compared to the second quarter, and are encouraged by the continued leasing momentum across our portfolio, reflecting our team's ongoing efforts to re-lease properties,” said Alan Gold, Executive Chairman of IIP. “At the same time, our recently announced $245 million mezzanine loan commitment at Alewife Park further expands our presence in the life science sector. Together, these initiatives reflect our focus on improving the performance of our existing portfolio while deploying capital into investments that we believe will drive earnings growth and create long-term value for our shareholders.”
Third Quarter 2026

Financial Results and Dividend
•Total revenues of $64.9 million and net income attributable to common stockholders of $28.7 million, or $0.99 per diluted share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•Adjusted funds from operations ("AFFO") of $54.8 million, or $1.96 per share
•Declared dividends to common stockholders totaling $1.90 per share. Since its inception, IIP has paid over $1.2 billion in common stock dividends to its stockholders.

	Three Months Ended		Three Months Ended
	September 30, 2026		September 30, 2025
	Amount	Per Share	Amount	Per Share
Net income attributable to common stockholders	$28,708	$0.99	$28,288	$0.97
Normalized FFO	50,234	1.80	45,156	1.60
AFFO	54,777	1.96	48,348	1.71
__________________________________________________________________
Amounts in thousands, except per share amounts. Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income in accordance with GAAP and other definitions of capitalized terms used herein, appear at the end of this release.
Life Science Investments
•In September, the Company entered into a $245.0 million mezzanine loan commitment to affiliates of IQHQ, Inc. in connection with Alewife Park, a life science campus located in Cambridge, Massachusetts, funding approximately $111.0 million at closing.
•The loan is expected to yield an interest rate of approximately 15.8% over the term of the loan, subject to a floor of 14.0%, and matures in February 2028, with a one-year extension option. The remaining $134.0 million is expected to be funded through the fourth quarter of 2027, subject to certain funding conditions.
•The Company also has the option to acquire up to an additional $155.0 million of mezzanine notes from another lender on the same terms, subject to certain conditions.
•In September, funded $30.0 million of IQHQ Series G preferred equity.
•As of September 30, 2026, the Company had funded an aggregate of $300.0 million of its strategic investment in IQHQ, Inc., consisting of a $100.0 million revolving credit facility and $200.0 million of Series G preferred equity.

Portfolio - Leasing and Dispositions
•During the three months ended September 30, 2026, the Company terminated 16 leases representing an aggregate of 1.2 million square feet, and entered into 6 leases representing 604,000 square feet.
•Subsequent to quarter end, the Company executed a new lease for its 270,000 square foot property in Saxton, Pennsylvania, contingent upon receipt of applicable cannabis license transfer approvals.

•In October, the Company received repayment in full of the $49.0 million seller financing provided in connection with the sale in May of its Perth, New York property.

Portfolio - Select Tenant Updates
•The following table summarizes payments received and security deposits applied for certain defaulted tenants during the periods presented and the corresponding per share impact (in millions, except per share amounts):

	Three Months Ended June 30, 2026				Three Months Ended September 30, 2026

Tenant	Payments	Security Deposit Applied	Total	Per Share(1)	Payments	Security Deposit Applied	Total	Per Share(1)
PharmaCann	$1.2	$—	$1.2	$0.04	$0.4	$—	$0.4	$0.01
4Front	0.7	—	0.7	0.02	2.0	—	2.0	0.07
Parallel	4.4	—	4.4	0.15	—	2.8	2.8	0.10
The Cannabist Company	2.5	0.8	3.3	0.11	1.9	1.0	2.9	0.10
Battle Green	0.3	0.6	0.9	0.03	3.5	—	3.5	0.13
Total	$9.1	$1.4	$10.5	$0.35	$7.8	$3.8	$11.6	$0.41
___________________________________________________________________
(1)For the three months ended June 30, 2026, the weighted-average diluted shares outstanding for FFO, Normalized FFO and AFFO was 28,972,371 shares. For the three months ended September 30, 2026, the weighted-average diluted shares outstanding for FFO, Normalized FFO and AFFO was 27,961,629 shares.

•PharmaCann
•In August 2026, the Company entered into a new lease with Grown Rogue for the prior PharmaCann New York property. In September 2026, PharmaCann surrendered the Pennsylvania property and the two remaining Colorado properties. As of September 30, 2026, the Company has terminated all leases with PharmaCann.
•4Front
•In August 2026, the Company terminated the lease with 4Front for its property located in Washington and entered into a new lease with a tenant for the property.
•As of September 30, 2026, the Company has three properties that remain leased to 4Front, representing 7.1% of the Company's annualized contractual rent as of September 30, 2026. The Company has reached tentative arrangements with prospective new tenants for the three assets leased to 4Front, including a 250,000 square foot asset in Illinois and two assets in Massachusetts totaling 124,000 square feet. Each of these arrangements is subject to certain contingencies to effectiveness (such as licensing transfer approvals) and are expected to go into effect at the conclusion of receivership proceedings, anticipated to occur by year end 2026 or early 2027.
•Parallel
•In July, Parallel defaulted under its two leases for properties located in Florida. In August, the Company regained possession of both of these properties.
•The Cannabist
•In September, the Company regained possession of seven properties leased to Cannabist. As of September 30, 2026, the Company leased 12 properties to Cannabist, representing 1.5% of our annualized contractual rent as of September 30, 2026.
•Battle Green
•In September 2026, Battle Green assigned its lease with the Company's consent to an affiliate of Vireo. Concurrently with the assignment, the Company amended the lease terms and Vireo Growth Inc. executed a guaranty of the lease.

Balance Sheet Highlights (at September 30, 2026)
•18.7% net debt to total gross assets, with $3.0 billion in total gross assets.
•Total liquidity was $142.4 million, consisting of cash and cash equivalents.
•Net Debt to Adjusted EBITDA of 2.1x.
Financing Activity
•Preferred Stock
•Subsequent to quarter end, the Company completed an underwritten public offering of 2,167,500 shares of our 9.25% Series B Cumulative Redeemable Preferred Stock, which amount includes 167,500 shares issued pursuant to the underwriters’ partial exercise of their overallotment option, at a public offering price of $25.00 per share, representing $54.2 million in gross proceeds.
•Credit Facility
•Subsequent to quarter end, the Company executed a 90-day extension of its $87.5 million revolving credit facility, extending the maturity date to January 21, 2027.

Financial Results
For the three months ended September 30, 2026, IIP generated total revenues of $64.9 million, compared to $64.7 million for the same period in 2025, an increase of 0.4%. The increase was driven by higher revenue related to properties repossessed during the third quarter of 2026 as a result of the application of security deposits, partially offset by lower rental revenue from property sales and lease terminations after the third quarter of 2025.

For the three months ended September 30, 2026, the Company applied $3.8 million of security deposits on properties leased to The Cannabist and Parallel. During the three months ended September 30, 2025, the Company applied $0.8 million of security deposits on two properties leased to Verdant and a Sacramento tenant.
For the three months ended September 30, 2026, interest and other income increased by $9.9 million to $14.3 million compared to $4.4 million for the three months ended September 30, 2025. The increase was primarily driven by the recognition of $10.4 million of interest and dividend income related to our financial investments in IQHQ, as well as interest income recognized on the seller-financed note associated with the sale of a property in Perth, New York.
Dividend
On September 15, 2026, the Board of Directors declared a third quarter 2026 dividend of $1.90 per common share, representing an annualized dividend of $7.60 per common share. The dividend was paid on October 15, 2026 to stockholders of record as of September 30, 2026.
Supplemental Information
Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.
Teleconference and Webcast
The Company will conduct a conference call and webcast at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Tuesday, November 3, 2026 to discuss IIP’s financial results and operations for the third quarter ended September 30, 2026. The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-833-461-5787 (domestic) or 1-585-542-9983 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call using meeting ID 339722854. The complete webcast will be archived for one year on IIP’s website. The website replay will be posted in the Investor Relations section of innovativeindustrialproperties.com.
About Innovative Industrial Properties
Innovative Industrial Properties, Inc. is a real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties and life science real estate. Additional information is available at www.innovativeindustrialproperties.com.
This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding potential transactions, including proposed leases of our properties, the consummation and timing of which remain subject to the negotiation and execution of definitive documentation, satisfaction of customary closing conditions and other contingencies, including those related to receivership sale processes; the anticipated timing, outcome and effects of pending receivership proceedings, including the effectiveness of arrangements with prospective new tenants for certain properties following the conclusion of such proceedings; and the expected transfer of existing cannabis licenses for certain properties to new tenants. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company's expectations will be realized. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	September 30,	December 31,
Assets	2026	2025
Real estate, at cost
Land	$141,289	$146,320
Buildings and improvements	2,191,688	2,269,597
Construction in progress	35,041	40,593
Total real estate, at cost	2,368,018	2,456,510
Less accumulated depreciation	(387,234)	(343,062)
Net real estate held for investment	1,980,784	2,113,448
Life science investments	417,416	152,665
Loans receivable	71,800	22,800
Cash and cash equivalents	142,352	47,597
Restricted cash	2,908	—
In-place lease intangible assets, net	3,727	6,366
Other assets, net	31,728	27,982
Total assets	$2,650,715	$2,370,858

Liabilities and stockholders’ equity
Liabilities
Notes due 2026, net	$—	$290,602
Exchangeable notes, net	389,749	—
Term loans, net	118,710	—
Revolving credit facilities	187,500	102,500
Accounts payable and accrued expenses	13,358	10,870
Dividends payable	56,314	54,913
Rent received in advance and tenant security deposits	41,525	50,307
Other liabilities	13,077	13,662
Total liabilities	820,233	522,854
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.001 per share, 75,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 5,666,082 and 2,019,525 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	128,995	47,780
Common stock, par value $0.001 per share, 100,000,000 shares authorized: 27,570,861 and 28,022,975 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	28	28
Additional paid-in capital	2,075,619	2,113,184
Dividends in excess of earnings	(374,160)	(312,988)
Total stockholders’ equity	1,830,482	1,848,004
Total liabilities and stockholders’ equity	$2,650,715	$2,370,858

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026		2025
Revenues
Rental (including tenant reimbursements)	$64,743	$64,292	$196,553		$198,855
Other	177	393	678		443
Total revenues	64,920	64,685	197,231		199,298

Expenses
Property expenses	6,939	7,951	21,711		22,197
General and administrative expense	8,458	8,681	26,526		25,768
Depreciation and amortization expense	19,572	18,639	56,955		55,530
Impairment loss on real estate	567	—	567		3,527
Total expenses	35,536	35,271	105,759		107,022
Gain (loss) on sale of real estate, net	—	—	12,269		—
Income from operations	29,384	29,414	103,741		92,276
Interest and other income	14,331	4,416	31,414		7,599
Interest expense	(11,820)	(4,525)	(26,599)		(13,469)
Net income	31,895	29,305	108,556	—	86,406
Preferred stock dividends	(3,187)	(1,017)	(9,028)		(2,676)
Net income attributable to common stockholders	$28,708	$28,288	$99,528		$83,730
Net income attributable to common stockholders per share
Basic	$1.01	$0.99	$3.45		$2.91
Diluted	$0.99	$0.97	$3.38		$2.87
Weighted-average shares outstanding
Basic	27,356,738	27,912,881	27,928,270		28,036,179
Diluted	27,961,629	28,303,600	28,465,209		28,402,063

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
FFO, NORMALIZED FFO AND AFFO
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income attributable to common stockholders	$28,708	$28,288	$99,528	$83,730
Real estate depreciation and amortization	19,572	18,639	56,955	55,530
Impairment loss on real estate	567	—	567	3,527
Loss (gain) on sale of real estate, net	—	—	(12,269)	—
FFO attributable to common stockholders	48,847	46,927	144,781	142,787
Litigation-related expense	784	604	3,966	1,423
Loss (gain) on partial repayment of notes due 2026	—	—	—	(32)
Income on seller-financed notes(1)	223	(2,375)	669	(1,058)
Deferred lease payments received on sales-type leases(2)	351	—	1,051	25
Transaction costs and other(3)	29	—	(434)	—
Normalized FFO attributable to common stockholders	50,234	45,156	150,033	143,145
Stock-based compensation	3,311	2,684	8,721	7,434
Non-cash interest expense	1,545	485	3,402	1,431
Non-cash accretion of life science investments	(336)	—	(1,005)	—
Above-market lease amortization	23	23	69	69
AFFO attributable to common stockholders	$54,777	$48,348	$161,220	$152,079
FFO per common share – diluted	$1.75	$1.66	$5.09	$5.03
Normalized FFO per common share – diluted	$1.80	$1.60	$5.27	$5.04
AFFO per common share – diluted	$1.96	$1.71	$5.66	$5.35
Weighted average common shares used for FFO, Normalized FFO, and AFFO:
Basic	27,356,738	27,912,881	27,928,270	28,036,179
Restricted stock and RSUs	604,891	390,719	536,939	365,884
Diluted	27,961,629	28,303,600	28,465,209	28,402,063
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(1)Positive amounts reflect non-refundable cash payments received pursuant to seller-financed notes issued by us in connection with our disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments are recorded as a deposit liability and included in other liabilities on our consolidated balance sheet. For both the three and nine months ended September 30, 2025, the negative amounts resulted from the recognition of $2.6 million of non-refundable cash payments received on one of the seller-financed notes as interest and other income in connection with the termination of the seller-financed note.
(2)Amounts reflect the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability and is included in other liabilities in our consolidated balance sheets as the transaction did not qualify for recognition as a completed sale.
(3)Amounts reflect other items that are considered to be infrequent and unusual in nature and/or not related to our core operations. For the nine months ended September 30, 2026, amount reflects certain financing costs that were not capitalizable and write-off of certain liabilities.
Non-GAAP Financial Measures
Funds From Operations (FFO)
FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a

REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.
Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.
Normalized Funds from Operations (Normalized FFO)
IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP's core operations, as detailed in the reconciliation above. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP's operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP's operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of IIP's core business operations.
Adjusted Funds from Operations (AFFO)
Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain non-cash items, as detailed in the reconciliation above.
For the purposes of calculating FFO, Normalized FFO and AFFO per diluted share, the dilutive impact of the Exchangeable Notes under the if-converted method are excluded as management believes the evaluation of operating performance based on actual diluted shares outstanding is more appropriate to facilitate consistent comparisons between reporting periods and reflects the actual shares that are entitled to common stock dividends each period. For the three and nine months ended September 30, 2026, the weighted-average potential shares necessary to settle the Exchangeable Notes under the if-converted method were 5,800,549 and 2,294,722, respectively, and the cash interest expense relating to the Exchangeable Notes were $6.0 million and $7.0 million, respectively.
IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
Net Debt to Adjusted EBITDA
(Unaudited)
(In thousands)

For the Three Months Ended September 30, 2026
Net income	$31,895
Adjustments for EBITDA
Interest expense	11,820
Taxes (including corporate tax expense in G&A expense)	1
Depreciation and amortization expense	19,572
Above-market lease amortization	23
Non-cash accretion of life science investments	(336)
Corp. asset depreciation (included in G&A expense)	23
EBITDA	$62,998

Adjustments for Adjusted EBITDA
Stock-based compensation	$3,311
Impairment loss on real estate	567
Income on seller-financed notes	223
Deferred lease payments received on sales-type leases	351
Transaction costs and other	29
Adjusted EBITDA	$67,479

Adjusted EBITDA annualized	$269,916

Total Debt	$711,561
Cash and cash equivalents	(142,352)
Net Debt	$569,209

Net Debt/Adjusted EBITDA	2.1x
Definitions
EBITDA and Adjusted EBITDA: EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization (including above-market lease amortization and corporate asset depreciation) and non-cash accretion of life science investments. Adjusted EBITDA is EBITDA adjusted for non-cash stock-based compensation, gain (loss) on sale of real estate, impairment loss on real estate, income on seller-financed notes, deferred lease payments received on sales-type leases, non-recurring transaction costs, and miscellaneous other non-cash expenses.
Management believes EBITDA and Adjusted EBITDA are meaningful supplemental measures of a REIT’s performance because they provide additional information regarding our operating performance without giving effect to certain financing decisions, tax considerations and significant non-cash items. Adjusted EBITDA further excludes certain items that management does not consider representative of IIP's ongoing operating performance or that may vary significantly between periods, and includes certain cash receipts not included in EBITDA. Management believes these measures facilitate comparisons of IIP's operating performance between periods and with other REITs. In addition, EBITDA and Adjusted EBITDA are widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operating performance of a company prior to servicing debt obligations. When considered together with Net Debt, Adjusted EBITDA also provides supplemental information regarding IIP’s financial leverage. For these reasons, management has deemed it appropriate to disclose and discuss EBITDA and Adjusted EBITDA. We do not use Adjusted

EBITDA as an alternative measure to net earnings computed under GAAP or as an alternative to cash from operating activities computed under GAAP or as an indicator of our ability to fund our cash needs.

Net Debt: Calculated as the sum of the outstanding principal balance of the Exchangeable Notes, term loans, and the Revolving Credit Facilities, less cash and cash equivalents, as presented on IIP's consolidated balance sheet as of September 30, 2026.
Gross Assets: Calculated as total assets plus accumulated depreciation, as presented on IIP's consolidated balance sheet as of September 30, 2026.
Company Contact:
David Smith
Chief Financial Officer
Innovative Industrial Properties, Inc.
(858) 997-3332